UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ASSET ENTITIES INC.

(Exact name of registrant as specified in its charter)

Nevada	88-1293236
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Crescent Ct, 7th Floor

Dallas, TX 75201

(214) 459-3117

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-267258

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of Class B Common Stock, $0.0001 par value per share, of Asset Entities Inc. (the “Registrant”) to be registered is set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-267258) originally filed with the Securities and Exchange Commission on September 9, 2022, as amended by any pre-effective amendments and post-effective amendments to such Registration Statement and as supplemented by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASSET ENTITIES INC.

Date: February 2, 2023	By:	/s/ Arshia Sarkhani
Arshia Sarkhani
Chief Executive Officer and President